Exhibit 99.1

BJ's Restaurants Inc. Reports Strong Financial Results for the Second Quarter of
                                  Fiscal 2006

    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--July 27, 2006--BJ's Restaurants Inc. (NASDAQ:BJRI) today reported revenues and net income for the second quarter ended July 4, 2006.
    Highlights for the 13 weeks ended July 4, 2006, compared to the 13 weeks ended July 3, 2005, were as follows:

    --  Revenues increased approximately 32% to $57.8 million

    --  Comparable restaurant sales increased 5.9%

    --  Net income increased approximately 14% to $2.3 million

    --  Diluted net income per share increased 11% to $0.10

    During the first quarter of fiscal 2006, the company adopted SFAS No. 123 (Revised), "Share-Based Payment." SFAS No. 123R requires the fair value measurement of all stock-based payments to employees, including grants of stock options, and recognition of those expenses in the company's results of operations. Including the impact of FAS No. 123R on a pro-forma basis in the prior year's second quarter, net income increased approximately 64% to $2.3 million compared to non-GAAP pro-forma net income of $1.4 million, and diluted net income per share increased approximately 67% to $0.10 compared to non-GAAP pro-forma net income per share of $0.06 in the prior year's second quarter.
    "We were pleased with our financial results for the second quarter of 2006," commented Jerry Deitchle, president and CEO. "Our 5.9% comparable sales increase during the second quarter represented our 39th consecutive quarter of positive comparisons on that measure since our 1996 IPO, and was achieved in spite of a very difficult sales and operating environment for casual dining restaurants in general. We believe that our positive sales trends can be principally attributed to BJ's continuing favorable price/value relationship as perceived by our guests, coupled with improving operational execution."
    The company completed the initial rollouts of its new kitchen display system (KDS) and Web-based labor scheduling system ahead of schedule during the second quarter. "These state-of-the-art toolsets should enable our restaurant operators to continue improving their execution in a more productive and efficient manner, while simultaneously improving the overall quality of the dining experience for our guests," said Deitchle. "Once we overcome the expected learning curve associated with these new tools during the next few months or so, we should begin to gradually realize their benefits going forward. Additionally, we continue to work on two additional operational tools -- an automated theoretical food cost system and an automated table management system -- that we anticipate testing in selected restaurants by the end of this year."
    During the second quarter, the company opened two new restaurants in the Sacramento market (Elk Grove, CA and Natomas, CA). "We remain on track to open as many as 11 new restaurants during fiscal 2006, of which six have already opened as of today and five more are currently under construction," commented Deitchle. "In addition to our strong opening in El Paso, TX on July 11, we currently anticipate one more restaurant opening during the upcoming third quarter in Temecula, CA in early September. Our remaining 2006 potential openings are currently expected to occur during the fourth quarter prior to Thanksgiving, which is on track with our initial fiscal 2006 development plan.
    "Our fiscal 2007 development plan is nearly completed, with five signed leases and several signed letters of intent already in hand for as many as 13 openings next year," said Deitchle. "Our primary growth goal is to achieve a 20 percent to 25 percent increase in total restaurant operating weeks during each of 2006 and 2007. We remain very confident that we can achieve that goal in a high-quality manner. BJ's stands for high-quality restauranteuring -- high-quality food, beverages, service, locations, facilities and ambience -- at an outstanding value for our guests. We will settle for nothing less as we continue to execute our growth plan."

    Investor Conference Call and Webcast

    BJ's Restaurants Inc. will conduct a conference call on its second quarter earnings release today, July 27, 2006, at 2 p.m. (Pacific). The company will provide an Internet simulcast, as well as a replay of the conference call. The link to the simulcast and rebroadcast can be found on the company's Web site at http://www.bjsrestaurants.com. The rebroadcast will be available following the live broadcast and continue for 30 days.

    BJ's Restaurants Inc. currently owns and operates 50 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The company operates 11 microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The company's restaurants are located in California (33), Texas
(7), Arizona (4), Oregon (3), Colorado (2) and Nevada (1). The company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants Inc. on the Web at http://www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include disclosure regarding implementation of the company's fiscal 2006 key initiatives, expectations as to restaurant openings and the effects on FAS No. 123R on diluted net income per share for future periods. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 33 of our current 50 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel,
(xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the company's filings with the Securities and Exchange Commission. BJ's Restaurants Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
    Further information concerning the company's results of operations for second quarter 2006 will be provided in the company's Form 10-Q filing, to be filed with the Securities and Exchange Commission by Aug. 13, 2006.
    For further information, please contact Greg Levin of BJ's Restaurants Inc., 714-848-3747, ext. 240.


                         BJ's Restaurants Inc.
              Unaudited Consolidated Statements of Income
           (Dollars in thousands except for per share data)

                                             Thirteen Weeks Ended
                                       -------------------------------
                                           July 4,         July 3,
                                            2006            2005
                                       --------------- ---------------

Revenues                               $57,843  100.0% $43,985  100.0%
Costs and expenses:
Cost of sales                           14,797   25.6   11,257   25.6
Labor and benefits                      20,312   35.1   15,735   35.8
Occupancy and operating expenses        10,896   18.8    8,334   18.9
General and administrative               5,026    8.7    3,176    7.2
Depreciation and amortization            2,292    4.0    1,662    3.8
Restaurant opening expense               1,304    2.3    1,138    2.6
                                       -------- ------ -------- ------
Total costs and expenses                54,627   94.5   41,302   93.9
                                       -------- ------ -------- ------
  Income from operations                 3,216    5.5    2,683    6.1

Other income:
Interest income, net                       325    0.6      292    0.7
Other income, net                            4      -       70    0.1
                                       -------- ------ -------- ------
Total other income                         329    0.6      362    0.8
                                       -------- ------ -------- ------
  Income before income taxes             3,545    6.1    3,045    6.9

Income tax expense                       1,205    2.1      984    2.2
                                       -------- ------ -------- ------

Net income                              $2,340    4.0%  $2,061    4.7%
                                       ======== ====== ======== ======

Net income per share:
Basic                                    $0.10           $0.09
                                       ========        ========

Diluted                                  $0.10           $0.09
                                       ========        ========

Weighted average number of shares
 outstanding:
Basic                                   22,909          22,593
                                       ========        ========

Diluted                                 23,812          23,845
                                       ========        ========


                                           Twenty-Six Weeks Ended
                                      --------------------------------
                                           July 4,         July 3,
                                            2006            2005
                                      ---------------- ---------------

Revenues                              $111,199  100.0% $81,378  100.0%
Costs and expenses:
Cost of sales                           28,482   25.6   20,613   25.3
Labor and benefits                      38,702   34.8   29,077   35.7
Occupancy and operating expenses        21,224   19.1   15,410   18.9
General and administrative               9,718    8.7    6,122    7.5
Depreciation and amortization            4,448    4.0    3,067    3.8
Restaurant opening expense               2,339    2.1    2,104    2.6
                                      --------- ------ -------- ------
Total costs and expenses               104,913   94.3   76,393   93.8
                                      --------- ------ -------- ------
  Income from operations                 6,286    5.7    4,985    6.2

Other income:
Interest income, net                       768    0.7      393    0.5
Other income, net                           32      -      117    0.1
                                      --------- ------ -------- ------
Total other income                         800    0.7      510    0.6
                                      --------- ------ -------- ------
  Income before income taxes             7,086    6.4    5,495    6.8

Income tax expense                       2,435    2.2    1,768    2.2
                                      --------- ------ --------- -----

Net income                              $4,651    4.2%  $3,727    4.6%
                                      ========= ====== ======== ======

Net income per share:
Basic                                    $0.20           $0.17
                                      =========        ========

Diluted                                  $0.20           $0.16
                                      =========        ========

Weighted average number of shares
 outstanding:
Basic                                   22,845          21,552
                                      =========        ========

Diluted                                 23,774          22,736
                                      =========        ========



                  Selected Balance Sheet Information
                        (Dollars in thousands)

Balance Sheet Data (end of period):               July 4,    Jan. 3,
                                                   2006       2006
                                                (unaudited) (audited)
                                                ----------- ----------

Cash, cash equivalents and short-term
 investments                                       $35,617    $49,847

Total assets                                      $170,906   $163,958

Total long-term debt, including current portion         $-         $-

Shareholders' equity                              $137,607   $129,899



                                     Thirteen Weeks   Twenty-Six Weeks
                                         Ended             Ended
                                   ----------------- -----------------
                                    July 4,  July 3,  July 4,  July 3,
Supplemental Information (1)         2006     2005     2006     2005
                                   -------- -------- -------- --------

Comparable restaurant sales %
 change                                5.9%     4.8%     6.3%     3.8%
Restaurants opened during period         2        4        5        5
Restaurants open at period-end          49       40       49       40
Restaurant operating weeks             616      496    1,198      953

(1) Excludes the one licensed restaurant

Reconciliation of Non-GAAP Financial Measures

The following table illustrates the effect on net income and net income per share if the company had applied the fair value recognition provisions of Statement 123R to all periods presented. This pro-forma non-GAAP financial information includes financial measures which the company reconciles to the results reported in accordance with GAAP. The company believes that pro-forma non-GAAP reporting for prior periods, giving effect to the adjustments shown in the reconciliation below, is useful to investors to permit them to compare the company's results to prior periods using consistent assumptions regarding stock-based compensation. In addition, the company believes that its competitors report similar non-GAAP financial information and, as a result, investors, analysts and others in the investment community expect such information to be reported as it allows them to better compare the company's results with those of its competitors. The company uses such non-GAAP financial measures to analyze and compare the performance of its core business. The pro-forma non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

        (Unaudited, dollars in thousands except per share data)

                                            Thirteen Weeks Ended
                                      --------------------------------
                                      July 4, 2006     July 3, 2005
                                      (As Reported)     (Pro Forma)
                                      ------------- ------------------

Net income before stock-based
 compensation                         $2,605   4.5% $2,061     4.7%(a)
Stock-based compensation:
  Labor and benefits                      (9)    -      (6)      -
  General and administrative            (399) (0.7)   (993)   (2.3)
  Tax benefit of stock-based
   compensation                          143   0.2     361     0.8
                                      ------- ----- -------   -----
Net income                            $2,340   4.0% $1,423     3.2%(b)
                                      ======= ===== =======   ========

Basic net income per share:
  Net income before stock-based
   compensation                        $0.11         $0.09 (a)
  Stock-based compensation, net        (0.01)        (0.03)
                                      -------       -------
Basic net income per share             $0.10         $0.06 (b)
                                      =======       =======

Diluted net income per share:
  Net income before stock-based
   compensation                        $0.11         $0.09 (a)
  Stock-based compensation, net        (0.01)        (0.03)
                                      -------       -------
Diluted net income per share           $0.10         $0.06 (b)
                                      =======       =======


                                           Twenty-Six Weeks Ended
                                      --------------------------------
                                       July 4, 2006     July 3, 2005
                                      (As Reported)     (Pro Forma)
                                      ------------- ------------------

Net income before stock-based
 compensation                         $5,214   4.7% $3,727     4.6%(a)
Stock-based compensation:
  Labor and benefits                     (19)    -     (19)      -
  General and administrative            (848) (0.8) (1,964)   (2.4)
  Tax benefit of stock- based
   compensation                          304   0.3     716     0.9
                                      ------- ----- -------   -----
Net income                            $4,651   4.2% $2,460     3.1%(b)
                                      ======= ===== =======   ========

Basic net income per share:
  Net income before stock-based
   compensation                        $0.23         $0.17 (a)
  Stock-based compensation, net        (0.03)        (0.06)
                                      -------       -------
Basic net income per share             $0.20         $0.11 (b)
                                      =======       =======

Diluted net income per share:
  Net income before stock-based
   compensation                        $0.22         $0.16 (a)
  Stock-based compensation, net        (0.02)        (0.06)
                                      -------       -------
Diluted net income per share           $0.20         $0.10 (b)
                                      =======       =======

(a) Represents net income and basic and diluted net income per share for the 2005 period under GAAP as reported in the company's filings with the Securities and Exchange Commission.

(b) Represents pro-forma non-GAAP net income and basic and diluted net income per share for the 2005 period as if the company had applied the fair value recognition provisions of Statement 123R to prior quarters.

    CONTACT: BJ's Restaurants Inc.
             Greg Levin, 714-848-3747, ext. 240